Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 14, 2018, between Athersys, Inc., a Delaware corporation (the “Company”), and HEALIOS K.K. (the “Investor”).

RECITALS

A. On March 13, 2018, the Company and the Investor entered into a Securities Purchase Agreement (the “Purchase Agreement”), which provides for the issuance and sale to the Investor of (i) 12,000,000 shares (the “Shares”) of Common Stock and (ii) a warrant (the “Warrant”) to purchase up to 20,000,000 shares of Common Stock (the “Warrant Shares”).

B. As an inducement to entering into the Purchase Agreement, the Investor and the Company hereby agree that this Agreement will govern certain rights of the Investor and the Company related to the Shares and the Warrant Shares.

C. The parties agree as follows:

1.    Definitions. Unless otherwise provided, all capitalized terms have the meaning given to them in this Section 1. For purposes of this Agreement:

(a)    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b)    “beneficially own” has the meaning given to such term under Rule 13d-3 of the Exchange Act; provided that, for purposes of this Agreement, the number of shares of Common Stock beneficially owned by the Investor and the Investor Affiliates at any given time shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the then-nonexercised portion of the Warrant beneficially owned by the Investor or any of the Investor Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Investor or any of the Investor Affiliates.

(c)    “Beneficial Ownership Limitation” has the meaning given to such term in the Warrant. The provisions of Section 2(c) of the Warrant shall apply to this Agreement in connection with making any calculation of, or other determination with respect to, the Beneficial Ownership Limitation.

(d)    “Blackout Period” has the meaning given to such term under Section 4.1(b) of this Agreement.

(e)    “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Japan, or any day on which banking institutions in the State of New York or Tokyo, Japan are authorized or required by law or other governmental action to close.

(a)    “Change of Control” means any of the following events: (i) any Person or group of Persons is or becomes the beneficial owner, directly or indirectly, of a majority of the total voting power represented by all then-outstanding Common Stock, (ii) the Company consolidates with or merges into another Person, or any Person consolidates or merges into the Company, other than (A) a merger or consolidation which would result in the Securities (as defined in Section 3.1) outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the Securities or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all then-outstanding Securities, (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of the Company, or (iv) individuals who constitute Continuing Directors cease for any reason to constitute at least a majority of the Company Board.

(b)    “Closing Date” means the date of the closing of the sale of the Shares and Warrant under the Purchase Agreement.

(c)    “Collaboration Agreement” means the Collaboration Expansion Agreement contemplated by the Letter of Intent for Collaboration Expansion, which Letter of Intent is dated as of the date hereof, between the Company and the Investor.

(d)    “Common Stock” means the shares of common stock, par value $0.001 per share, of the Company or, in the event of any capital reorganization of the Company, any reclassification or recapitalization of the stock of the Company, or any consolidation or merger of the Company with or into another Person where the Company is not the surviving corporation, the kind of equity securities of the Company or of the successor corporation that holders of Common Stock prior to such reorganization, reclassification, recapitalization, consolidation or merger hold or otherwise become entitled to following such reorganization, reclassification, recapitalization, consolidation or merger.

(e)    “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(f)    “Company Board” means the board of directors of the Company.

(g)    “Continuing Directors” means the directors of the Company on the date hereof, and each other director, if in each case, such other director’s nomination for election to the Company Board was recommended by, or whose appointment to the Company Board was approved by, at least a majority of the other Continuing Directors.

(h)    “Damages” means any joint or several loss, claim, damage, liability, cost (including, without limitation, reasonable cost of preparation and investigation and reasonable attorney’s fees), and judgment, fine, penalty, charge, or settlement cost in respect of any Proceeding, and expense to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, liability, cost, judgment, fine, penalty, charge, settlement cost or expense (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant to the terms of this Agreement, including any preliminary prospectus or prospectus contained therein or any amendments or supplements thereto, or (ii) an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary prospectus or prospectus or any amendments or supplements thereto, in the light of the circumstances under which they were made) not misleading.

(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(k)    “group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(l)    “Governmental Entity” means any domestic or foreign federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

(m)    “Investor Affiliate” means any Affiliate of the Investor.

(n)    “Investor Director” means any director nominee selected by the Investor to the Company Board.

(o)    “Person” means and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

(p)    “Proceeding” means an action, claim, suit, investigation, inquiry or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) by any judicial, regulatory or self-regulatory Person, whether commenced or threatened.

(q)    “Registrable Securities” means (i) the Shares issued by the Company to the Investor pursuant to the Purchase Agreement, (ii) the Warrant Shares issued by the Company to the Investor pursuant to the Warrant, and (iii) any shares of Common Stock issued to the Investor pursuant to Section 9.2. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) such Registrable Securities have been sold or otherwise disposed of pursuant to an effective registration statement, or (B) such Registrable Securities have been sold under SEC Rule 144.

(r)    “SEC” means the United States Securities and Exchange Commission.

(s)    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or any successor provision thereto).

(t)    “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public on a registered basis.

(u)    “Securities Act” means the Securities Act of 1933, as amended.

(v)    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel to the Investor in connection with the sale of Registrable Securities.

(w)    “Termination Date” has the meaning given to such term in the Warrant.

2.     Voting. Commencing upon the issuance of the Shares to the Investor pursuant to the Purchase Agreement and continuing thereafter until the end of the Standstill Period (as defined below), the Investor will, and will cause each Investor Affiliate to, (i) cause all Common Stock beneficially owned by the Investor and the Investor Affiliates that they are entitled to vote at any meeting of stockholders to be present, in person or by proxy, at all meetings of the Company’s stockholders so that such Common Stock will be counted as present for purposes of determining the presence of a quorum of stockholders at such meeting, and (ii) cause all Common Stock beneficially owned by such Investor and Investor Affiliates that they are entitled to vote at any meeting of stockholders to be voted in favor of the recommendations of the Company Board with respect to the election of each member of any slate of directors recommended by the Company Board, subject to the Company Board’s recommendation of all Investor nominees designated by the Investor pursuant to Section 8.3(b).

3.     Standstill.

3.1   As of the date of this Agreement, other than the Shares issued pursuant to the Purchase Agreement and the Warrant Shares issuable pursuant to the Warrant, the Investor represents that neither the Investor nor any Investor Affiliate beneficially owns any Common Stock or other securities entitled to be voted generally in the election of the Company Board or any direct or indirect options or other rights to acquire, or securities or other instruments that are convertible into, any such securities (collectively, “Securities”).

3.2     The Investor hereby agrees that, for a period commencing on the date hereof and ending on September 1, 2020 (the “Standstill Period”), it will not, and it will cause each Investor Affiliate and other Persons acting on its behalf or on behalf of any Investor Affiliate not to, unless invited in writing by the Company Board to take such action, propose or publicly announce or otherwise publicly disclose an intent to propose, or enter into or agree to enter into, singly or with any other Person (other than the Company or a Company Affiliate) (x) any form of business combination, acquisition, Change of Control transaction or other transaction relating to the Company or any of its Affiliates (other than a partnership or comparable strategic transaction involving the out-license of one or more of the Company’s products) or (y) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its Affiliates.

3.3    During the Standstill Period, the Investor will not, and will cause its Affiliates and other Persons acting on its behalf not to, directly or indirectly, singly or with any other Person, unless invited in writing by the Company Board to take such action:

(a)    acquire beneficial ownership of any Securities; provided, however, that Investor and any Investor Affiliate may acquire (i) Common Stock or Common Stock Equivalents pursuant to Section 9, (ii) Common Stock upon exercise of the Warrant or (iii) Common Stock or Common Stock Equivalents directly from the Company at a purchase price per share to be agreed upon by the Company; provided further, neither the Investor nor any Investor Affiliate shall be permitted to acquire any shares of Common Stock pursuant to an exercise of the Warrant or otherwise to the extent that after giving effect to such acquisition, the Investor (together with the Investor Affiliates, and any other Persons acting as a group together with the Investor or any of the Investor Affiliates), would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation;

(b)    make a tender, exchange or other offer to acquire any Securities;

(c)    with respect to the Company or its Securities, make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents (whether or not relating to the election or removal of directors), or seek to advise or influence any third Person with respect to the voting of any Securities;

(d)    call or seek to have called any meeting of the stockholders of the Company, propose or nominate for election to the Company Board any Person or cause any of its Securities to be voted in favor of any Person whose nomination has not been approved by the Company Board;

(e)    initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) stockholders of the Company for the approval of stockholder proposals made to the Company, whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such stockholder proposal, regardless of its purpose;

(f)    deposit any Securities in a voting trust or subject any Securities to any arrangement or agreement with respect to the voting of such Securities;

(g)    (i) act in concert with other Persons to take any action in clauses (a) through (e) above or to form a group with others with respect to any Securities or (ii) enter into discussions, negotiations, arrangements or agreements with others relating to the actions referred to in clauses (a) through (e) above;

(h)    take any action which would reasonably be expected to require the Company to make a public announcement in respect of any matter contemplated by Section 3.2 or this Section 3.3; or

(i)    request or propose in writing to the Company Board, any member(s) thereof or any officer of the Company that the Company amend, waive or consider the amendment or waiver of, any provisions set forth in Section 3.2 or this Section 3.3.

Notwithstanding anything in Section 3.2 or Section 3.3 to the contrary, the restrictions set forth in Section 3.2 and Section 3.3 will not apply, solely to the extent necessary to facilitate a public or private offer by the Investor to enter into a Change of Control transaction, upon the earliest to occur of (x) the public announcement by the Company of its entry into a definitive agreement providing for a Change of Control, (y) as long as the Investor has not violated Section 3.2 or Section 3.3 with respect to such third Person, the public announcement by a third Person of any tender, exchange or other offer or proposal the consummation of which would result in a Change of Control (an “Acquisition Proposal”) and as to which the Company has not publicly made a recommendation against such Acquisition Proposal or (z) as long as the Investor has not violated Section 3.2 or Section 3.3 with respect to such third Person, a third Person publicly discloses that it has beneficial ownership of, or has entered into an agreement that would allow such third Person to acquire shares of Common Stock, in each case in excess of 10.0% of the Common Stock, other than a third Person that is a passive investor that has filed a Schedule 13G with respect to its beneficial ownership and has not filed a Schedule 13D with respect to such beneficial ownership; provided, however, that if (i) any of the transactions referred to in (a) or (b) terminates and the Company has not made a public announcement of its intent to solicit or engage in a transaction (or has announced its decision to discontinue pursuing such a transaction) the consummation of which would result in a Change of Control, or (ii) such third Person referred to in (c) publicly discloses that it no longer beneficially owns more than 10.0% of the Common Stock or that it terminates the agreement referred to in (c) above, then the restrictions contained in Section 3.2 and Section 3.3 will again be applicable. Furthermore, notwithstanding anything in Section 3.2 or Section 3.3 to the contrary, the Investor will not be prohibited from (1) making a confidential proposal to the Company Board that, on its own, is reasonably expected to not require the Company to make a public announcement regarding such proposal and (2) entering into discussions with potential capital sources and financial, legal, accounting and other professional advisors that are subject to confidentiality obligations solely for the purpose of preparing, and to facilitate, a confidential proposal to the Company Board as described in (1) above.

4.    Registration Rights. The Company covenants and agrees as follows:

4.1  Registration Rights.

(a)    At any time after the six-month anniversary of the Closing Date, upon the written request of the Investor, the Company shall file a registration statement on Form S-3, or, in the event Form S-3 is unavailable to the Company, Form S-1 or other then-available form (the “Registration Statement”), in each case as promptly as practicable, providing for the resale of all of the then-outstanding Registrable Securities in compliance with SEC Rule 415, including the prospectus forming part of the Registration Statement. The Registration Statement shall cover the resale on a continuous basis pursuant to SEC Rule 415 of all Registrable Securities. The Investor and its counsel shall have a reasonable opportunity to review and comment upon the Registration Statement or any amendment thereto and any related prospectus prior to its filing with the SEC. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement shall register only the Registrable Securities and no other securities of the Company.

(b)    Notwithstanding the foregoing obligations, the Company may, upon written notice to the Investor, for a reasonable period of time, not to exceed 45 days in the case of clauses (A) and (B) below, or 30 days in the case of clause (C) below (each, a “Blackout Period”), delay the filing of the Registration Statement or a request for acceleration of the effective date, or suspend the effectiveness of the Registration Statement, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, (B) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities necessary for filing, or (C) any other event occurs that makes any statement of a material fact made in the Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that in the case of a Blackout Period pursuant to clause (A) above, the Blackout Period shall terminate upon the earlier of such 45-day period or the completion, resolution or public announcement of the relevant transaction or event. If the Company suspends the effectiveness of the Registration Statement pursuant to this section, the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statement and give written notice to the Investor authorizing the Investor to resume offerings and sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Investor given pursuant to this section. The Company shall be entitled to exercise its rights under this Section 4.1(b) not more than once in any six (6) month period; provided, however, that the aggregate number of days of all Blackout Periods hereunder shall not exceed seventy-five (75) days in any twelve (12) month period. After the expiration of any Blackout Period and without further request from the Investor, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow the Investor to resell the Registrable Securities as set forth herein.

4.2    Obligations of the Company. The Company shall:

(a)    use its commercially reasonable efforts to ensure that registration on Form S-3 remains available to the Company for any period during which the Investor or the Investor’s Affiliates holds any Registrable Securities;

(b)    use its commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act within ninety (90) days after it is filed with the SEC;

(c)    use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earlier of (i) two (2) years following the first day of effectiveness of the Registration Statement (subject to extension pursuant to Section 4.3(b) or Section 4.3(c)) and (ii) such time that all Registrable Securities covered by the Registration Statement are no longer Registrable Securities (the “Registration Period”);

(d)    furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities;

(e)    promptly following its actual knowledge thereof, notify the Investor:

(i)    of the time when the Registration Statement has been declared effective or when a supplement or amendment to any prospectus forming a part of such Registration Statement has been filed (other than any deemed amendment of the Registration Statement by means of a document filed by the Company under the Exchange Act);

(ii)    after the Registration Statement becomes effective, of any request by the SEC that the Company amend or supplement the Registration Statement or prospectus forming a part of the Registration Statement or for additional information; and

(iii)    of the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any Proceeding for such purpose; provided that the Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time.

(f)    use its commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested by the Investor; (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or otherwise become subject to taxation or service of process in suits in any such jurisdictions where it is not already so qualified or subject. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any Proceeding for such purpose.

(g)    in the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(h)    (i) use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange or trading system on which the Common Stock is then listed and (ii) pay all associated fees and expenses with such listing;

(i)    provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(j)    promptly make available for inspection by the Investor or its representatives and agents, any managing underwriter(s) participating in any underwritten offering pursuant to the Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents and properties of the Company during normal business hours at the offices where such information is typically kept, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant, agent or other representative, in each case, as reasonably necessary or advisable to verify the accuracy of the information in the Registration Statement and to conduct appropriate due diligence in connection therewith as is customary for similar due diligence examinations, provided that, any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Investor or any such underwriter, attorney, accountant, agent or other representative;

(k)    promptly (i) incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the Investor reasonably believes is required by the Securities Act to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; and (ii) make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(l)    use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities; and

(m)    take all other reasonable actions as necessary and reasonably requested by the Investor to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to the Registration Statement.

4.3    Obligations of the Investor. The Investor shall:

(a)    furnish to the Company such information regarding the Investor and its plan and method of distribution of such Registrable Securities as the Company may, on advice of counsel, reasonably determine is required by applicable law, including, without limitation, information required by Item 507 of Regulation S-K promulgated under the Securities Act. The Company shall notify the Investor in writing of any such information that the Company reasonably requires from the Investor, and the Investor shall furnish such required information to the Company as promptly as practical after being notified by the Company, provided that, any information that is designated in writing by the Investor, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Company and shall not be disclosed except to the Company’s counsel, for purposes of determining whether applicable law requires such information to be disclosed in the Registration Statement;

(b)    upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 4.2(e)(ii) or 4.2(e)(iii), discontinue disposition of Registrable Securities covered by the Registration Statement and suspend use of the Registration Statement or prospectus forming a part of the Registration Statement until the Company has provided an amendment or supplement to the Registration Statement or prospectus or the Company has advised that the use of the Registration Statement or prospectus may be resumed, provided that, in the event that the Company gives any such notice, the period of time for which the Registration Statement must remain effective as set forth in Section 4.2(c) will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when the Company has either provided an amendment to the Registration Statement or prospectus or advised that the use of the Registration Statement or prospectus may be resumed;

(c)    upon receipt of any notice from the Company of a Blackout Period, the Investor will discontinue disposition of Registrable Securities covered by the Registration Statement and suspend use of the Registration Statement or prospectus forming a part of the Registration Statement until the Company has provided an amendment or supplement to the Registration Statement or prospectus or the Company has advised that the use of the Registration Statement or prospectus may be resumed, provided that, in the event that the Company gives any such notice, the period of time for which the Registration Statement must remain effective as set forth in Section 4.2(c) will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when the Company has either provided an amendment to the Registration Statement or prospectus or advised that the use of the Registration Statement or prospectus may be resumed; and

(d)    in the event of any underwritten public offering of Registrable Securities, the Investor shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering.

4.4    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 4, including, without limitation, all registration, filing, listing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration process begun pursuant to Section 4.1 if the registration request is subsequently withdrawn at the request of the Investor; provided further that if, at the time of such withdrawal, the Investor shall have learned of any fact or circumstance that has arisen since the time of the Investor’s request or was not known to the Investor at the time of the Investor’s request, and in each case is reasonably likely to have a material adverse effect on the financial condition or business of the Company and its subsidiaries considered as one enterprise, and has withdrawn the request with reasonable promptness after learning of such information, then the Company shall be required to pay all of such expenses. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 4 shall be borne and paid by the Investor.

4.5    Indemnification. If any Registrable Securities are included in the Registration Statement under this Section 4:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless the Investor and its officers, directors, employees, agents, managers, partners and shareholders, and each Person who controls such member (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any Damages, and the Company will reimburse the Investor, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or Proceeding from which Damages may result; provided, however, that the indemnity agreement contained in this Section 4.5(a) shall not apply to amounts paid in settlement of any such claim or Proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor, controlling Person or other aforementioned Person expressly for use in connection with the Registration Statement.

(b)    To the extent permitted by law, the Investor will indemnify and hold harmless the Company, its directors, its officers who have signed the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Damages, and the Investor will reimburse the Company, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or Proceeding from which Damages may result, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with the Registration Statement; provided, however, that the indemnity agreement contained in this Section 4.5(b) shall not apply to amounts paid in settlement of any such claim or Proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Section 4.5(b) exceed the proceeds from the offering received by the Investor (net of any underwriting discounts and commissions paid by the Investor), except in the case of fraud or willful misconduct by the Investor.

(c)    Promptly after receipt by an indemnified party under this Section 4.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.5, give the indemnifying party notice of the commencement thereof. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel selected by the indemnifying party that is reasonably satisfactory to such indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel), representing all of the indemnified parties who are parties to such action). The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.5, except to the extent that the indemnifying party would be materially prejudiced as a proximate result of such failure to notify. Without the prior written consent of the indemnified party, no indemnifying party may effect any settlement of any pending or threatened action unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

4.6    Reports Under Exchange Act by the Company. With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form S-1, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)    furnish upon request to the Investor (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC; and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration; and

(d)    take such additional action as is requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with the Investor and the Investor’s broker to effect such sale of securities pursuant to Rule 144.

4.7    Restrictive Legends. Upon the request of the Investor or an Investor Affiliate, in connection with any sale of Registrable Securities pursuant to the Registration Statement or pursuant to SEC Rule 144, the Company will cooperate with the Investor or such Investor Affiliate to facilitate the timely preparation and delivery of the Registrable Securities to be delivered to a transferee free of all restrictive legends. The Company will additionally cooperate with the Investor or an Investor Affiliate in connection with any financing arrangement permitted under Section 7 that the Investor or such Investor Affiliate plans to enter into to allow for the pledge of Registrable Securities as collateral for such financing arrangements (including perfection of such pledges).

5.      Lock-up Agreements. If requested by the managing underwriter or underwriters in an underwritten offering of Common Stock or other securities by the Company, and provided that all executive officers and directors of the Company are bound by similar agreements, the Investor will, and will cause each Investor Affiliate to, not effect any public sale or distribution of Common Stock (except as part of such underwritten offering, if applicable), including a sale pursuant to SEC Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock, during the period commencing on the date of the request (which will be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 90 days after the date of the prospectus relating to such offering (or final prospectus supplement if such offering is made pursuant to a shelf registration statement), pursuant to which such offering will be made. In the event that a managing underwriter or underwriters requests that the Investor and any Investor Affiliate not make public sales or distributions pursuant to this Section 5, the Investor will, and will cause each Investor Affiliate to, enter into a written agreement memorializing such obligations, which agreement will otherwise be on customary terms, provided that all executive officers and directors of the Company have entered into similar agreements.

6.    Reports Under Exchange Act by the Investor and Investor Affiliates. The Investor acknowledges and agrees that the Investor and each Investor Affiliate will be solely responsible for any required filings under Sections 13 and 16 of the Exchange Act in connection with any acquisition or disposition of Common Stock. The Investor will provide the Company with a copy of any such filing contemporaneously with such filing being submitted to the SEC.

7.    Resale Limitations. The Investor hereby agrees, and will cause each Investor Affiliate, not to, directly or indirectly, in one or more transactions, sell, assign, transfer or otherwise encumber, whether by pledge or otherwise (other than pledges of Common Stock pursuant to a credit agreement or other financing arrangement), through swap or hedging transactions or otherwise (each, a “Transfer”), without the written consent of the Company, (i) any Common Stock during the period commencing on the date hereof and ending on the six-month anniversary of the date hereof, (ii) 50.0% or more, in the aggregate, of the number of shares of Common Stock held by the Investor on the date hereof during the period commencing on the six-month anniversary of the date hereof and ending on the first anniversary of the date hereof, (iii) any Warrant Shares during the period commencing on the date hereof and ending on the Termination Date, (iv) to any Person or group of Persons who owns or, after giving effect to such Transfer, would own greater than 10.0% of the then-outstanding Common Stock of the Company or (v) to any Person who is a competitor of the Company as reasonably determined by the Company Board; provided, however, that, subject to compliance with Section 10(a), the Investor and the Investor Affiliates may effect transfers of Common Stock amongst themselves without restriction. The Investor hereby agrees, and will cause each Investor Affiliate, not to, directly or indirectly, in one or more transactions, loan any Common Stock. Notwithstanding anything to the contrary in the foregoing, this Section 7 will not prohibit the sale of any Common Stock in connection with a Change of Control.

8.    Company Board.

8.1    Subject to Section 8.4, so long as (a) the Collaboration Agreement has been entered into and remains in effect and (b) the Investor and the Investor Affiliates collectively beneficially own 15.0% or more of the outstanding Common Stock, the Investor shall have the right to nominate two Investor Directors pursuant to this Section 8, at every annual meeting of the stockholders of the Company in which directors are generally elected, including, without limitation, at every adjournment or postponement thereof.

8.2    Subject to Section 8.4, so long as (a) the Collaboration Agreement has been entered into and remains in effect and (b) the Investor and the Investor Affiliates collectively beneficially own less than 15.0% of the outstanding Common Stock and 5.0% or more of the outstanding Common Stock, the Investor shall have the right to nominate one Investor Director pursuant to this Section 8, at every annual meeting of the stockholders of the Company in which directors are generally elected, including, without limitation, at every adjournment or postponement thereof. With respect to the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), the Company Board shall, to the extent necessary, increase the size of the Company Board, and nominate one Investor Director for election at the 2018 Annual Meeting, which Investor Director initially will be Dr. Tadahisa Kagimoto; provided, however, that if Company has filed its proxy statement for the 2018 Annual Meeting prior to the date that the Collaboration Agreement has been entered into, the Company will not be obligated to nominate the Investor Director at the 2018 Annual Meeting, but instead will, to the extent necessary, increase the size of the Company Board, and appoint one Investor Director, Dr. Tadahisa Kagimoto, to the Company Board promptly after the 2018 Annual Meeting.

8.3    The following procedures shall be followed with respect to the nomination of Investor Directors pursuant to Section 8.1 or Section 8.2:

(a)    For purposes of whether the Investor has a right to nominate an Investor Director pursuant to Section 8.1 or Section 8.2, the Investor and the Investor Affiliates’ beneficial ownership of the outstanding Common Stock will be measured as of the January 31st immediately preceding such annual meeting.

(b)    No later than February 10th of each year, the Investor shall provide the Company Board with the Investor’s nominee(s) for the Investor Director(s), along with any other information reasonably requested by the Company Board. With respect to the Investor nominee(s), the Investor shall use its best efforts to ensure that any such nominee satisfies any criteria and guidelines for director nominees that may be in effect from time to time, as well qualifies as “independent” under the rules of the NASDAQ Stock Market LLC (or the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed) and the Exchange Act, including the rules and regulations promulgated by the SEC thereunder (the “Independence Requirements”), other than an inability to qualify as “independent” solely as a result of such nominee’s relationship with the Investor or any Investor Affiliate. The Company shall be entitled to rely on any written direction from the Investor regarding the Investor’s nominee(s) on behalf of the Investor without further action by the Company.

(c)    Within 20 days of receiving the Investor’s nominee(s) for the Investor Director(s) in accordance with Section 8.3(b), the Company Board or any authorized committee thereof shall have made a good faith and reasonable determination as to the suitability of the Investor’s nominee(s) for Investor Director(s) and shall notify the Investor of its determination in writing. Notwithstanding the foregoing, Dr. Tadahisa Kagimoto is deemed to be an acceptable nominee.

(d)    If the Company Board or any authorized committee thereof approves of the Investor’s nominee(s) for Investor Director(s), the Company Board shall recommend that the stockholders vote to elect such Investor’s nominee(s) at the next annual meeting of stockholders at which directors will be generally elected.

(e)    If the Company Board or any authorized committee thereof raises a reasonable objection to one or both of the Investor’s nominees, as the case may be, for the Investor Director(s), then the Investor and the Company Board shall use commercially reasonable efforts to agree on the nominee(s) for such Investor Director(s), and if the Investor and the Company Board cannot agree on the nominee(s) on or before the twentieth day prior to the proposed filing of the Company’s annual proxy statement, then such nominee for Investor Director(s) shall not be nominated by the Company at such annual meeting.

(f)    If one or both of the Investor nominees is not nominated (as described in the foregoing clause (e)), then as soon as practicable after the annual meeting, the Investor and the Company Board shall use commercially reasonable efforts to agree on the nominee(s) for such Investor Director(s), which nominee(s) shall be appointed as director(s) by the Company Board promptly after such agreement is reached.

8.4    Notwithstanding anything to the contrary in this Agreement and without any further action by the Company, the Investor’s right to nominate any Person to the Company Board shall automatically terminate, and be of no further force and effect, on the date that the Investor and the Investor Affiliates collectively beneficially own less than 5.0% of the outstanding Common Stock, other than solely as a result of issuances of additional shares of Common Stock by the Company during the 90-day period ending on January 31st of any given year. The Investor shall promptly, but in any case within five (5) days, provide notice to the Company upon Investor and the Investor Affiliates collectively ceasing to beneficially own 5.0% or more of the outstanding Common Stock as a result of Investor sales of Common Stock.

8.5    During the Standstill Period, so long as the Investor has a right to nominate an Investor Director pursuant to Section 8.1 or Section 8.2, the Company will use reasonable best efforts to ensure that the size of the Company Board is not increased beyond eight members (excluding any Investor Directors) without the written consent of the Investor.

8.6    Any Investor Director, upon appointment or election to the Company Board, will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters.

9.    Right of Consultation and Participation. During the Standstill Period, so long as the Collaboration Agreement has been entered into and remains in effect:

9.1    Prior to the Company (a) undertaking an underwritten public offering of Common Stock and/or Common Stock Equivalents (an “Underwritten Offering”), (b) undertaking a private offering exempt from the registration requirements of the Securities Act of Common Stock and/or Common Stock Equivalents for cash other than (i) pursuant to its existing equity facility or any replacement equity facility (which is covered in clause (c)) or (ii) pursuant to compensation arrangements for its employees, directors or consultants (a “Private Placement”) or (c) issuing Common Stock pursuant to its existing equity facility or any replacement equity facility (an “Equity Draw”), the Company will provide prior notice to, and consult with, the Investor regarding such Underwritten Offering, Private Placement or Equity Draw, as applicable.

9.2    If the Company proceeds with any Underwritten Offering, the Investor may participate in such Underwritten Offering by placing an order to purchase and, if such order is filled by the underwriters, purchase an amount of Common Stock and/or Common Stock Equivalents so that the Investor, together with the Investor Affiliates, is able to maintain at least up to the same percentage beneficial ownership of the outstanding Common Stock immediately prior to giving effect to the Underwritten Offering, up to 19.9% of the Common Stock and/or Common Stock Equivalents being offered (such amount of the Common Stock and/or Common Stock Equivalents, the “Underwritten Pro Rata Share”). If the Company proceeds with any Private Placement, the Investor will be entitled to participate in such Private Placement and purchase an amount of Common Stock and/or Common Stock Equivalents so that the Investor, together with the Investor Affiliates, is able to maintain at least up to the same percentage beneficial ownership of the outstanding Common Stock immediately prior to giving effect to the Private Placement, up to 19.9% of the Common Stock and/or Common Stock Equivalents being offered (such amount of the Common Stock and/or Common Stock Equivalents, the “Private Placement Pro Rata Share”). If the Company Proceeds with any Equity Draw, it shall provide written notice to the Investor of number of shares of Common Stock sold and the sale price of such shares promptly after the completion of such Equity Draw, and the Investor may provide notice to the Company, within ten (10) days of its receipt from such notice from the Company, of its intent to purchase up to an amount of Common Stock so that the Investor, together with the Investor Affiliates, is able to maintain at least up to the same percentage beneficial ownership of the outstanding Common Stock immediately prior to giving effect to the Equity Draw, up to 19.9% of the Common Stock sold in the Equity Draw (such amount of the Common Stock, the “Equity Draw Pro Rata Share”) from the Company in a private offering exempt from the registration requirements of the Securities Act (a “Private Placement Notice”). If the Investor provides a Private Placement Notice to the Company, the Investor and the Company agree that they will negotiate in good faith to enter into a binding securities purchase agreement within 30 days of the delivery of such Private Placement Notice pursuant to which the Company will agree to sell to the Investor Common Stock in an amount equal to the Equity Draw Pro Rata Share at a price per share to be agreed upon by the Company and Investor and substantially similar to the price per share in the Equity Draw so long as such sale would not require the approval of the Company’s stockholders under the rules of the NASDAQ Stock Market LLC (or the principal other U.S. national or regional securities exchange on which the Common Stock is then listed). To the extent that the purchase of any of the Underwritten Pro Rata Share, Private Placement Pro Rata Share or Equity Draw Pro Rata Share by the Investor or any Investor Affiliate would require the approval of the Company’s stockholders under the rules of the NASDAQ Stock Market LLC (or the principal other U.S. national or regional securities exchange on which the Common Stock is then listed), then such Pro Rata Share shall be reduced to an amount that would not require such stockholder approval. Notwithstanding anything to the contrary in the foregoing, neither the Investor nor any Investor Affiliate shall be permitted to acquire any shares of Common Stock and/or Common Stock Equivalents pursuant to this Section 9 to the extent that after giving effect to such acquisition, the Investor (together with the Investor Affiliates, and any other Persons acting as a group together with the Investor or any of the Investor Affiliates), would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation.

9.3    If the Investor reasonably believes that, giving effect to an exercise of the Warrant in full (for the avoidance of doubt, disregarding any portion of the Warrant that has expired as of such date), the Investor, together with the Investor Affiliates, will not beneficially own 19.9% of the Common Stock, the Company agrees to negotiate in good faith with the Investor regarding, at the Investor’s option, a potential sale of additional warrants exercisable for shares of Common Stock to the Investor or a potential sale of additional shares of Common Stock to the Investor.

10.    Miscellaneous.

(a)    Successors and Assigns. Any assignment of this Agreement or any of the rights or obligations under this Agreement (whether by operation of law or otherwise) by either the Company, on the one hand, or the Investor, on the other hand, will be void, invalid and of no effect without the prior written consent of the Investor (in the case of the Company) or the Company (in the case of the Investor); provided, however, that the rights under this Agreement may be assigned (but only with all related obligations) by the Investor to one or more Investor Affiliates so long as the assignee(s) agree in writing to be bound by the terms and conditions of this Agreement; provided, further, that any such assignment will not release, or be construed to release, the Investor from its duties and obligations under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b)    Termination. This Agreement will automatically terminate with respect to the Investor at such time as the Investor, together with the Investor Affiliates, or any assignee of the Investor pursuant to Section 10(a) of this Agreement, together with such assignee’s Affiliates, no longer beneficially owns at least 3.0% of the Common Stock. Upon such termination, neither the Company nor the Investor will have any further obligations or liabilities to each other hereunder; provided that such termination will not relieve any party from liability for any breach of this Agreement prior to such termination.

(c)    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of New York as to matters within the scope thereof, and as to all other matters will be governed by and construed in accordance with the internal laws of New York, without regard to conflict of laws principles that would result in the application of any law other than the law of the State of New York.

(d)    Jurisdiction; Venue. Each of the Company and the Investor hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the interpretation and enforcement of the provisions of this Agreement. Each of the Company and the Investor also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 10(h) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

(e)    Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may also be executed and delivered by portable document format (pdf) and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(g)    Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. The use of the words “include” or “including” in this Agreement will be deemed to be followed by the words “without limitation.” The use of the words “or,” “either” or “any” will not be exclusive. References to statutes will include all regulations promulgated thereunder, and references to statutes will be construed to include all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation as of the date hereof. The parties have participated jointly in the negotiation and drafting of this Agreement.

(h)    Notices. All notices, requests, demands, and other communications hereunder will be in writing (which will include communications by e-mail) and will be delivered (i) in person or by courier or overnight service or (ii) by e-mail with a copy delivered as provided in clause (i), as follows:

If to the Company:

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115

Attention: Laura Campbell

Telephone: (216) 431-9900

E-mail: lcampbell@athersys.com

with a copy (which will not constitute notice) to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Attention: Michael J. Solecki

Telephone: (216) 586-7103

E-mail: mjsolecki@jonesday.com

If to the Investor:

HEALIOS K.K.

Attention: General Manager of Finance and Accounting Division

World Trade Center Bldg. 15F

2-4-1 Hamamatsucho,

Minato-ku, Tokyo, 135-6115 Japan

Facsimile: +81-3-3434-7231

with a copy (which will not constitute notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building, 29th Floor

1-5-1 Marunouchi, Chiyoda-ku, Tokyo

100-6529, Japan

Telephone: +81-3-3214-6522

Facsimile: +81-3-3214-6512

Email: RLaxer@mofo.com

Attention: Randy S. Laxer

and to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601, U.S.A.

Telephone: +1 (212) 468-8000

Facsimile: +1 (212) 468-7900

Email: JBell@mofo.com

Attention: Jeffrey Bell

All such notices and other communications shall be deemed to have been given and received (1) in the case of personal delivery, on the date of such delivery, (2) in the case of delivery by email or facsimile, (A) when delivered prior to 5:00 p.m. (New York time) on a Business Day or (B) if delivered after 5:00 p.m. on a Business Day or on a day that is not a Business Day, on the first Business Day following the date of delivery, (3) in the case of delivery by nationally recognized overnight courier, on the second Business Day following the date when sent, and (4) in the case of mailing, on the fifth Business Day following such mailing.

(i)    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

(j)    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision will be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

(k)    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly superseded hereby.

[Signatures follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATHERSYS, INC.

By: /s/ Gil Van Bokkelen
Name:	Gil Van Bokkelen
Title:	Chairman & CEO

HEALIOS K.K.

By: /s/ Hardy TS Kagimoto
Name:	Hardy TS Kagimoto
Title:	President & CEO